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                                                                   Exhibit 3.194

STATE OF MINNESOTA
SECRETARY OF STATE
ARTICLES OF INCORPORATION
Business and Nonprofit Corporations

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK.
Please read the directions on the reverse side before completing this form. All information on this form is public information.

TO EXPEDITE THE RETURN OF YOUR DOCUMENTS, PLEASE SUBMIT A STAMPED,
SELF-ADDRESSED ENVELOPE.

The undersigned incorporator(s) is an (are) individual(s) 18 years of age or older and adopt the following articles of incorporation to form a (mark ONLY one):

[X]  FOR-PROFIT BUSINESS CORPORATION (Chapter 302A)

[ ]  NONPROFIT CORPORATION (Chapter 317A)

                                 ARTICLE I NAME

The name of the corporation is:

EmCare of Minnesota, Inc.

(Business Corporation names must include a corporate designation such as Incorporated, Corporation, Company, Limited or an abbreviation of one of those words.)

                 ARTICLE II REGISTERED OFFICE ADDRESS AND AGENT

The registered office address of the corporation is:
1295 Bandana Blvd. N.,Suite 300, St. Paul, MN 55108-5116
(A complete street address or rural route and rural route box number is required: the address cannot be a P.O. Box)

The registered agent at the above address is:
National Registered Agents, Inc.
(Note: You are not required to have a registered agent.)

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                               ARTICLE III SHARES

The corporation is authorized to issue a total of 1,000 shares.
(If you are a business corporation you must authorize at least one share.
Nonprofit corporations are not required to have shares.)

                            ARTICLE IV INCORPORATORS

I (We), the undersigned incorporator(s) certify that I am (we are) authorized to execute these articles and that the information in these articles is true and correct. I (We) also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if I had signed these articles under oath. (Provide the name and address of each incorporator.
Each incorporator must sign below. List the incorporators on an additional sheet if you have more than two incorporators.)

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


William F. Miller, III, 1717 Main Street, Suite 5200, Dallas, TX 75201   ---------------------------------
Name                       Street                      City, State Zip   Signature

List the Standard Industrial Classification Code (SIC) that most accurately describes the nature of the business of this corporation. Select one of the 2-digit SIC Codes listed on the backside of this form. 89

Print name and phone number of person to be contacted if there is a question about the filing of these articles.

     Kaye T. Walsh   (916) 448-1371
     Name            Phone Number


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